Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Science 37 Holdings, Inc. 2021 Incentive Award Plan and Science 37 Holdings, Inc. 2021 Employee Stock Purchase Plan of our report dated March 22, 2022, with respect to the consolidated financial statements of Science 37 Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst and Young LLP

Los Angeles, California

August 11, 2022